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                                                                    EXHIBIT 23.4


                       CONSENT OF KILPATRICK STOCKTON LLP

     We hereby consent to the reference to our firm's name and tax opinion in the Registration Statement (Form S-4) to be filed by Wells Fargo with the Securities and Exchange Commission with respect to shares of Wells Fargo common stock to be issued in connection with the merger of a newly formed, wholly-owned subsidiary of Wells Fargo & Company into Mercantile Financial Enterprises, Inc. and the consolidation of Mercantile Bank, National Association with a newly-formed interim national bank.


                                    KILPATRICK STOCKTON LLP


                                    By  /s/Scott M. Dayan
                                        ---------------------------
                                        Scott M. Dayan, Partner